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                                                                    EXHIBIT 21.0

                        INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2001

   SUBSIDIARY NAME                           STATE OF ORGANIZATION
   ---------------                           ---------------------

ChemFree Corporation                                Georgia
QS Technologies, Inc.                               Georgia
Quadram Corporation                                 Georgia